UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2004

KOGER EQUITY, INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

1-9997	59-2898045

(Commission File Number)	(IRS Employer Identification No.)

225 NE MIZNER BOULEVARD, SUITE 200 BOCA RATON, FLORIDA	33432

(Address of Principal Executive Offices)	(Zip Code)

(561) 395-9666

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Reports)

Item 9. Regulation FD Disclosure.

Koger Equity, Inc. announced that it has amended its loan agreement with Metropolitan Life Insurance Company assumed by the Company in connection with its acquisition of Atlantic Center Plaza, as more particularly described in its News Release, dated April 26, 2004, a copy of which is attached hereto as Exhibit 99 and by this reference made a part hereof.

For more information on Koger Equity, Inc., contact the company at 800-850-2037 or visit its web site at www.koger.com.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
Number	Description of Exhibit
99	Koger Equity, Inc. News Release, dated April 26, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KOGER EQUITY, INC.
Dated: April 26, 2004	By:		/s/ Steven A. Abney

Steven A. Abney
		Title:	Vice President/Finance and Chief Accounting Officer (Principal Financial Officer)

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EXHIBIT INDEX

     The following designated exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
99	Koger Equity, Inc. News Release, dated April 26, 2004.

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